EXHIBIT 2.i
                            STOCK PURCHASE AGREEMENT


      This STOCK PURCHASE AGREEMENT (the "AGREEMENT"), dated to be effective as of the 1st day of October, 1996, is by and among TOTAL WORLD TELECOMMUNICATIONS, INC., a Delaware corporation (the "PURCHASER" which term shall include the subsidiaries of the Purchaser), NETTOUCH COMMUNICATIONS, INC., a Texas corporation (the "COMPANY"), and the shareholders of the Company, TELECOM RESOURCES, INC., a Texas Corporation ("TRI") and LOU ZANT ("ZANT") (TRI and Zant being individually referred to herein as a "SELLER" and collectively referred to herein as the "SELLERS").

                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the Sellers are the owners of all of the issued and outstanding shares of the capital stock (the "SHARES") of the Company; and

      WHEREAS, the Sellers desire to sell and the Purchaser desires to buy the Shares, on the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

      Subject to and upon the terms and conditions of this Agreement, the Sellers agree to sell to the Purchaser and transfer ownership of, and the Purchaser agrees to purchase from the Sellers, all of the Shares, as of the Closing Date (as hereinafter defined). The number of Shares owned by each of the Sellers is listed on SCHEDULE 1.1 hereto.

                                   ARTICLE II

                                 PURCHASE PRICE

      2.1 PURCHASE PRICE. The purchase price for the Shares being sold to the Purchaser hereunder shall be the sum of (a) $2,400,000 (the "INITIAL PURCHASE PRICE"), plus (b) the additional payments set forth below in SECTION 2.2 (the "ADDITIONAL PURCHASE PRICE"), plus (c) the issuance of the warrants (the
"WARRANTS")  in the form of  EXHIBIT A attached  hereto.  The  Initial  Purchase






                                    EX 2.i-1

Price, the Additional Purchase Price and the Warrants are hereinafter referred to as the "PURCHASE PRICE." The Initial Purchase Price shall be payable by the Purchaser by certified check, wire transfer or other immediately available funds. The Additional Purchase Price shall be payable as set forth in SECTION
2.2 hereof. The Purchase Price shall be payable to the individual Sellers in accordance with each Seller's respective percentage ownership of the Shares, as set forth in SCHEDULE 1.1 hereto.

      2.2   Additional Purchase Price.
            -------------------------

            (a) The Additional Purchase Price shall be equal to a maximum of $4,800,000 (the "MAXIMUM AMOUNT") and shall be payable by certified check, wire transfer or other immediately available funds. The Additional Purchase Price shall be calculated as provided in this SECTION 2.2 and shall be paid by the Purchaser to the Sellers until the Maximum Amount has been received by the Sellers. Time is of the essence with respect to the payment of an Additional Purchase Price hereunder. Notwithstanding anything else contained herein, or in any of the other documents or agreements executed in connection herewith, any breach of the Purchaser's obligations under this
                  SECTION 2.2 shall allow the Sellers to suspend, without liability, any performance of either of them pursuant to this Agreement or any other document or agreement executed in connection herewith.

            (b) (i) Beginning with the month ended November 30, 1996, and in each month thereafter until the Maximum Amount has been received by the Sellers, the Purchaser shall cause the gross revenues for the Company to be calculated for such month. Such gross revenues shall be rounded up to the next highest $100,000 increment (the "ROUNDED GROSS REVENUES") (by way of example only, if gross revenues for a month were $2,631,000, Rounded Gross Revenues would be equal to $2,700,000 for that month, and if gross revenues for a month were $2,661,000, Rounded Gross Revenues would be equal to $2,700,000 for that month). (ii) Rounded Gross Revenues for any month shall be reduced by the highest Rounded Gross Revenues calculated for any previous month, but no earlier than November, 1996, and for which the Sellers have received payment of any Additional Purchase Price, if any, owed to them pursuant to the terms of






                                    EX 2.i-2
                  this SECTION 2.2 (the "ADJUSTED GROSS REVENUES"). No reduction to Rounded Gross Revenues shall be made for November, 1996.
                  (iii) For each month in which Adjusted Gross Revenues exceed zero the Purchaser shall pay an amount to the Sellers equal to such Adjusted Gross Revenues multiplied by 2.4, which such amount shall be Additional Purchase Price (by way of example only, if Adjusted Gross Revenues for a month were equal to $200,000, the Purchaser would pay the Sellers $480,000). (iv) The Purchaser shall cause the calculations of Rounded Gross Revenues, Adjusted Gross Revenues and the Additional Purchase Price for any month to be made on or prior to the 20th day of the next succeeding month. (v) The payment of any Additional Purchase Price by the Purchaser for any month shall be made to the Sellers on or prior to the last day of the next succeeding month, except for the payment due for the month ending November 30, 1996, which shall be due on January 2, 1997.

            (c)   For the purposes of the  calculations made  pursuant  to  this
                  SECTION 2.2, until the Maximum Amount has been received by the Sellers, the Purchaser shall cause the Company to maintain separate records with respect to the Company's business in a manner which accurately reflects the business of the Company as if it continued to be operated as a separate business. All calculations made pursuant to this SECTION 2.2 shall be done in accordance with generally accepted accounting principles, consistently applied.

            (d) With respect to each month, the Purchaser shall deliver a statement to each of the Sellers showing the calculation of Rounded Gross Revenues, Adjusted Gross Revenues and Additional Purchase Price for such month and cumulative Additional Purchase Price paid through such month on or prior to the 22nd day of the next succeeding month. Unless any Seller notifies the Purchaser in writing that such Seller disagrees with the Purchaser's determinations within five (5) days after receipt of such written determinations, then such determinations shall be conclusive and binding upon the Sellers and the Purchaser. If any Seller disagrees with such determinations, and within the aforementioned five (5) day period has notified the Purchaser, in writing, thereof, specifying in detail the basis






                                    EX 2.i-3
                  of such disagreement, then such Seller and the Purchaser shall attempt to resolve their differences with respect thereto within five (5) days after the Purchaser's receipt of written notice of such disagreement. Any such dispute that is not resolved within such five (5) day period shall be submitted to binding resolution by either (i) an independent accounting firm selected within ten (10) days thereafter by agreement of such Seller and the Purchaser or (ii) in the event such Seller and the Purchaser have been unable to select a firm by agreement within the prescribed time period, a "Big Six" accounting firm selected by lot, after eliminating the accountants of the Purchaser. The determinations of any accounting firm so selected (the "REVIEW ACCOUNTANTS") with respect to the determinations to be made pursuant to this
                  SECTION 2.2 shall be conclusive and binding upon the parties. The Purchaser and the objecting Seller shall each pay one-half of the fees and expenses of any Review Accountants selected to resolve any dispute between the parties regarding such determination.

            (e) In the event that the determinations to be made pursuant to this SECTION 2.2 are contested by a Seller, the amount of any uncontested portion shall be paid as aforesaid and the balance, if any, shall be paid within ten (10) days after the determinations become final pursuant to the provisions of
                  SECTION 2.2(D).

                                   ARTICLE III

                                     CLOSING

      3.1 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place on or before December 16, 1996, at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202 or at such other time or place as may be agreed upon in writing by the Purchaser and the Sellers (the "CLOSING DATE").

      3.2 SELLERS DELIVERIES. At the Closing, the Sellers shall deliver certificates representing the Shares together with appropriate executed stock transfer powers, satisfactory to the Purchaser, validly transferring such Shares to the Purchaser. In addition, the Sellers shall deliver the agreements, documents and other instruments set forth in ARTICLE VI hereof.





                                    EX 2.i-4

      3.3 PURCHASER DELIVERIES. At the Closing, the Purchaser shall deliver to the Sellers the Initial Purchase Price against tender of the Shares, the Warrants and other instruments, documents and agreements set forth in ARTICLE VII hereof.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF NETTOUCH AND SHAREHOLDERS

      The Company and the Sellers represent and warrant to the Purchaser as follows:

      4.1 ORGANIZATION AND GOOD STANDING; OWNERSHIP OF SHARES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary, and further where the failure to be so qualified would have a material adverse effect on the business or properties of the Company. The Company does not have any subsidiaries. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating the Company to issue, sell or transfer any stock or other securities of the Company.

      4.2 OWNERSHIP OF SHARES. The Sellers are the owners of record and beneficially own all of the Shares free and clear of all rights, claims, liens and encumbrances, and which Shares have not been sold, pledged, assigned or otherwise transferred or subject to an option to purchase except pursuant to this Agreement.

      4.3 FINANCIAL STATEMENTS, BOOKS AND RECORDS. SCHEDULE 4.3 consists of the unaudited balance sheet of the Company as at November 30, 1996 (the "BALANCE SHEET") and the related statement of operations for the period then ended (collectively the "FINANCIAL STATEMENTS"). The Financial Statements fairly represent the financial position of the Company as at such dates and the results of its operations for the period then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise disclosed in the Financial Statements. The books of account and other financial records of the Company, financial or otherwise, are in all material respects complete and correct and are maintained in accordance with sound business and accounting practices.






                                    EX 2.i-5

      4.4 NO MATERIAL ADVERSE CHANGES. Except as set forth on SCHEDULE 4.4, since the date of the Balance Sheet there has not been:

            (a)   any  material  adverse  change  in  the  assets,   operations,
                  condition (financial or otherwise) or prospective business of the Company;

            (b) any incurrence by the Company of any indebtedness for borrowed money, except for indebtedness to Purchaser;

            (c) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of the Company, whether or not covered by insurance;

            (d) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of capital stock of the Company;

            (e) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by the Company of any properties or assets;

            (f) any termination or failure to renew, or receipt of any threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement; or

            (g) except in the ordinary course of business, any contract, agreement or transaction consummated, other than the issuance of stock to the Sellers.

      4.5 TAXES. The Company has prepared and filed all federal, state and local tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it except where the failure to make such filings and resulting liability would not be material relative to the results of operations of the Company. The Company has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof, except as set forth on the Balance Sheet.






                                    EX 2.i-6

      4.6 COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 4.6, the Company has complied in all material respects with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of the Company, or except to the extent that noncompliance would not result in the incurrence of any material liability for the Company.

      4.7 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

            (a) violate any provision of the Articles of Incorporation or By-Laws of the Company;

            (b) violate, conflict with or result in the material breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a material default under, any contract or other agreement to which the Company is a party or by or to which it or any of its assets or properties may be bound or subject;

            (c) violate in any material respect any municipal, state or federal law or ordinances in connection with the use of the Company's facilities whereat the Company conducts its business or in connection with the operation of the business of the Company (the foregoing representation being limited solely to the knowledge and belief of the Company and the Sellers); or

            (d) violate in any material respect any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein (the foregoing representation being limited solely to the knowledge and belief of the Company and the Sellers).

      4.8 ACTIONS AND PROCEEDINGS. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Company. There is no action, suit or claim or legal, administrative or arbitral proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of the Company and the





                                    EX 2.i-7

Sellers, threatened against or involving the Company, or any of its properties or assets, which if determined adversely would result in a material adverse effect on the Company. There is no fact, event or circumstances known to the Company or the Sellers that Company or the Sellers know will give rise to any suit, action, claim, investigation or proceeding that would be required to be set forth on SCHEDULE 4.8 if currently pending or threatened, other than the fact that the Company is a network marketing company and such companies bear extreme scrutiny by state attorney generals and other governmental and regulatory agencies.

      4.9 AGREEMENTS. SCHEDULE 4.9 sets forth any material contract or arrangement to which the Company is a party or by or to which it or its assets, properties or business are bound or subject, whether oral or written, including (but not limited to) any:

            (a) contract or other agreement with any current or former officer, director, shareholder, employee, consultant or agent;

            (b)   voting trust agreement or shareholders agreement;

            (c) agreement or contract relating to any present indebtedness of the Company, including (but not limited to) any bond, debenture, loan, deed of trust, guarantee, security agreement, pledge, mortgage or other document granting a security interest in or lien on any asset of the Company;

            (d)   lease of real property;

            (e)   loan, advance or forgiveness of debt by the Company;


            (f)   lease of equipment, machinery, airplanes or any other goods;

            (g)   settlement agreement;

            (h)   service, distribution or supply agreement;

            (i)   broker, finder or agent agreement;

            (j) any employment agreement, independent agents agreement or agreement not-to-compete;

            (k)   employee benefit plan, including (but not limited to) pension,
                  profit  sharing,  retirement,  deferred  compensation,   stock
                  purchase, bonus or severance plans; and




                                    EX 2.i-8

            (l) other material contract, agreement or arrangement whether or not made in the ordinary course of business involving payments or commitments for services or products amounting to in excess of $25,000.

      All of the agreements set forth on SCHEDULE 4.9 (except as otherwise set forth on SCHEDULE 4.9) are valid, binding, enforceable, subsisting agreements, in full force and effect. The Company is not in default in any material respect under any of them (nor to the best of the Company's and the Sellers' knowledge is any other party to any of such agreements, nor to the best of the Company's and the Sellers' knowledge does any condition exist which with notice or lapse of time or both would constitute a default thereunder) where such defaults, considered in the aggregate, are material to the business, operations, properties, assets, or condition of the Company, except as otherwise set forth on SCHEDULE 4.9.

      4.10 INSURANCE. SCHEDULE 4.10 sets forth a list and brief description of all policies or binders of insurance, including (but not limited to) key-man insurance, workmen's compensation and employer liability, automobile insurance, product liability and title insurance (the "POLICIES"). The Policies on SCHEDULE
4.10 are valid and enforceable in accordance with their terms and are in full force and effect.

      4.11 BROKERS OR FINDERS. No broker's or finder's fee will be payable by the Company in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by the Company or the Sellers.

      4.12 REAL ESTATE. SCHEDULE 4.12 sets forth a description of all real property owned by the Company and all leases to which the Company is a party. The present use by the Company of its facilities and the conduct by the Company of its business does not violate in any material respect any laws, regulations or orders. To the knowledge of the Company and the Sellers, there is no pending legislation, regulation, ordinance or interpretation under consideration which Sellers believe precludes or will preclude the Company from continuing to operate its business in substantially the same manner as heretofore conducted.

      4.13 TANGIBLE ASSETS. SCHEDULE 4.13 sets forth all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related






                                    EX 2.i-9
capitalized items or other tangible property of the Company having a purchase price of over $10,000 (the "TANGIBLE ASSETS"). Except as set forth on SCHEDULE 4.13, the Company holds all right, title and interest in all the properties, interests in properties and assets, real, personal and mixed reflected as being owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances, except as set forth on
SCHEDULE 4.13. All of the Tangible Assets are in good operating condition and repair (subject to the need for routine maintenance) and are usable in the ordinary course of business of the Company and, to the best of the Company's and the Sellers' knowledge, conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

      4.14 LIABILITIES. As at the date of the Balance Sheet, except as set forth on SCHEDULE 4.14, the Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, which are material to its operations, and are of the type required to be reflected or disclosed in a balance sheet prepared in accordance with generally accepted accounting principles whether known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit brought, (all of the foregoing collectively defined to as "LIABILITIES"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, the Company will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet or on SCHEDULE 4.14, except for Liabilities incurred since the date of the Balance Sheet, in the ordinary course of business.

      4.15 RECEIVABLES. All outstanding accounts receivables (trade or other) of the Company shown in the Financial Statements are bona fide, arose in the ordinary course of business at the aggregate amounts thereof and, to the knowledge of the Company and the Sellers, they have no reason to believe that such receivables are not current and collectable in full within ninety (90) days of the date hereof. No account is more than ninety (90) days overdue, except as disclosed on Schedule 4.15. In addition, except as otherwise set forth on
SCHEDULE 4.15, to the knowledge of the Company and the Sellers, none of such accounts receivable are subject to any stated claim or offset, recoupment, set-off or circumstances giving rise to any such claims against it. No person has any lien on such receivables, or any part thereto, and no agreement for deduction or discount has been made with respect to any of such receivables.






                                    EX 2.i-10

      4.16 INTANGIBLE PROPERTY. Except as set forth on SCHEDULE 4.16, the Company is the owner or licensee of, or otherwise has the right to use all copyrights, trademarks, patents, trade names, service marks, licenses, inventions, all registrations and applications in respect thereof, and all other items of intangible property which are owned, used by or accrue to the benefit of the Company (collectively, the "INTANGIBLE PROPERTY") free and clear of all material liens, encumbrances, security interests, pledges, claims, equities and other restrictions or charges of any kind or nature whatsoever, and except as disclosed on SCHEDULE 4.16, to the best of the Company's and the Shareholders' knowledge, the Company's use of the Intangible Property has not and will not conflict with, infringe upon or violate any proprietary right of any other person. The Company has not received any claims or demands asserted against the Company with respect to any items of Intangible Property and no proceedings have been instituted, or are pending or, to the best knowledge of the Company and the Sellers, have been threatened which challenge the rights of the Company with respect to any items of Intangible Property.

      4.17 RELATIONSHIPS WITH PRINCIPAL CUSTOMERS. No customer of the Company which accounts for in excess of 10% of its revenues on an annual basis or group of customers which account in the aggregate for in excess of 40% of the revenues of the Company on an annual basis, has expressed any intention to terminate, curtail or otherwise limit their relationship with the Company.

      4.18 FULL DISCLOSURE. No representation or warranty by the Company or the Sellers in this Agreement or in any schedule to be delivered by them pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading, when taken as a whole. To the best knowledge of the Company and the Sellers, there is no fact, development or threatened development (except for general economic conditions affecting business generally) which the Company and the Sellers have not disclosed to Purchaser in writing and which, so far as the Company and Sellers can reasonably foresee, materially adversely affects the business of the Company.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Company and the Sellers as follows:

      5.1 ORGANIZATION AND GOOD STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of





                                    EX 2.i-11

Delaware, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such businesses are now conducted. The Purchaser is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by it or the nature of the business transacted by it make such license or qualification necessary and where the failure to be so qualified would have a material adverse effect on the business or properties of the Purchaser.

      5.2 OUTSTANDING SHARES OF COMPANY. SCHEDULE 5.2 set forth, as of the date hereof, the approximate number of shares of common stock ($.00001 par value) of Purchaser which are issued and outstanding. The capitalization of the Purchaser as at June 30, 1996 is set forth in the periodic reports ("PERIODIC REPORTS") filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended and SCHEDULE 5.2 hereof. All issued and outstanding shares of the capital stock of the Company are validly authorized, legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other right of any person. All shares of Company Common Stock to be issued pursuant to the Warrants are validly authorized and will be, when issued, legally issued, fully paid and non-assessable and not issued in violation of any preemptive right of any person. The Company has sufficient shares of its common stock authorized but unissued for the exercise in full of the Warrants.

      5.3 CONSIDERATION. This Agreement and all of the actions and agreements contemplated herein have been duly authorized by all necessary corporate and any stockholders actions. and constitute the legal, valid and binding obligations of the Purchaser enforceable pursuant to their terms.

      5.4 ACTIONS AND PROCEEDINGS. Except as set forth on SCHEDULE 5.4, (a) there is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Purchaser; and (b) there is no action, suit or claim or legal, administrative or arbitral proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of the Purchaser, threatened against or involving the Purchaser or properties or assets of the Purchaser. There is no fact, event or circumstances known to the Purchaser that may give rise to any suit, action, claim, investigation or proceeding that would be required to be set forth on SCHEDULE 5.4 if currently pending or threatened.






                                    EX 2.i-12

      5.5 FINANCIAL STATEMENTS; BOOKS AND RECORDS. The financial statements included in the Purchaser's Periodic Reports filed with the Securities and Exchange Commission and previously delivered to the Company were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein, and such financial statements fairly represent the financial position of the Purchaser as at the date and the results of its operations for the period then ended.

      5.6 NO MATERIAL ADVERSE CHANGES. Except as set forth on SCHEDULE 5.6, since the date of the balance sheet at June 30, 1996, included in the financial statements filed with the Securities and Exchange Commission, there has not been any material adverse change in the assets, operations or condition (financial or otherwise) of the Purchaser.

      5.7 COMPLIANCE WITH LAWS. The Purchaser has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to its businesses which, if not complied with, would materially and adversely affect the business of the Purchaser.

      5.8 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplat- ed hereby will not:

            (a) violate any provision of the Certificate of Incorporation or By-Laws of the Purchaser;

            (b) violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a material default under, any contract or other agreement to which the Purchaser is a party or by or to which it or any of its assets or properties may be bound or subject;

            (c) violate in any material respect any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon the Purchaser or upon the securities, properties or business of the Purchaser; or






                                    EX 2.i-13

            (d)   violate in any material respect any statute, law or regulation
                  of   any   jurisdiction   applicable   to   the   transactions
                  contemplated herein.

      5.9 BROKERS OR FINDERS. No broker's or finder's fee will be payable by the Purchaser in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by the Purchaser.

      5.10 FILING UNDER THE SECURITIES ACT OF 1934. The Purchaser has filed, is current with respect to all documents required to be filed by it under and is in compliance with all rules and regulations of the Securities and Exchange Commission, copies of which have been made available to the Company and the Sellers. As of their respective dates, the Purchaser's reports filed under the Securities Exchange Act of 1934, as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

      5.11 FULL DISCLOSURE. No representation or warranty by the Purchaser in this Agreement or in any schedule to be delivered by it pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not materially misleading. To the best knowledge of the Purchaser there is no material fact, development or threatened development (except for general economic conditions affecting business generally) which the Purchaser has not disclosed in writing and which, so far as the Purchaser can reasonably foresee, materially adversely affects the Purchaser or the transactions contemplated hereby.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO THE OBLIGATION OF
                             THE PURCHASER TO CLOSE

      The obligation of the Purchaser to purchase the Shares is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser in writing.

      6.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of the Company and the Sellers contained in this Agreement shall be true in all material respects as of the Closing. The Company and the Sellers shall have performed and complied in all material respects with all covenants and






                                    EX 2.i-14
agreements required by this Agreement to be performed or complied with by the Company and the Sellers on or prior to the Closing Date.

      6.2 GOVERNMENTAL PERMITS AND APPROVALS; CORPORATE AUTHORIZATION. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Company shall have delivered to the Purchaser:

            (a) The Articles of Incorporation of the Company and all amendments thereto, certified by the Secretary of State of Texas; and

            (b) (i) copies of the Company's resolutions of its Board of Directors authorizing and approving this Agreement and all of the transactions and agreements contemplated hereby and thereby, (ii) the Bylaws of the Company and (iii) the names of the officer or officers of the Company authorized to execute this Agreement and any and all documents, agreements and instruments contemplated herein, all certified by the Secretary of the Company to be true, correct, complete and in full force and effect and unmodified as of the Closing Date.

      6.3 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with the Company which may be required in connection with the performance by the Company or the Sellers of their obligations under such contracts, loan agreements or other agreements after the Closing Date shall have been obtained.

      6.4 SATISFACTORY BUSINESS REVIEW. The Purchaser shall have in good faith reasonably satisfied itself, after receipt and consideration of the documents, schedules of the Company and after the Purchaser and its representatives have completed the review of the business of the Company contemplated by this Agreement, that none of the information revealed thereby or in the Financial Statements has resulted in, or in the reasonable opinion of the Purchaser may result in, a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of the Company.

      6.5 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the reasonable opinion of the Purchaser, a materially adverse effect on the





                                    EX 2.i-15
the  assets,  properties,   business,  operations  or  condition  (financial  or
otherwise) of the Company.

      6.6 STOCK CERTIFICATES. At the Closing, the Sellers shall have delivered the certificates for the Shares to be transferred to the Purchaser pursuant hereto duly endorsed (or with executed stock powers) so as to make the Purchaser the sole owner thereof.

      6.7 SERVICE BUREAU AGREEMENT. At the Closing, the Company shall have entered into a Service Bureau Agreement with TRI for enhanced telecommunications services, network marketing, back office services and internet access services in the form of EXHIBIT B annexed hereto.

      6.8 EMPLOYMENT AGREEMENTS. At the Closing, the Company and the Purchaser shall have entered into an Employment Agreement with Lou Zant in the form of EXHIBIT C annexed hereto.

      6.9 CONSULTING AGREEMENT. At the Closing, the Company shall have entered into a Consulting Agreement with Richard E. McFarland (or a newly formed subchapter S corporation of which Richard E. McFarland is the sole shareholder and employee) in the form of EXHIBIT D annexed hereto.

      6.10  PROMISSORY NOTES.  At the Closing:

            (a) The Promissory Note dated on or about October 10, 1996, in the principal amount of $100,000, by and between TRI, as Maker, and the Purchaser's wholly-owned subsidiary, Total World Telecom, Inc., as Payee, shall be canceled and returned to TRI;

            (b) The Promissory Note dated on or about October 4, 1996, in the principal amount of $25,000, by and between TRI, as Maker, and the Purchaser's wholly-owned subsidiary, Total World Telecom, Inc., as Payee, shall be canceled and returned to TRI; and

            (c) The Promissory Note dated on or about September 25, 1996, in the principal amount of $25,000, by and between TRI, as Maker, and the Purchaser's wholly-owned subsidiary, Total World Telecom, Inc., as Payee, shall be canceled and returned to TRI.





                                    EX 2.i-16

                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO THE OBLIGATION OF
                        THE COMPANY AND SELLERS TO CLOSE

      The obligation of the Company and the Sellers to sell the Shares is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by the Sellers.

       7.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of the Purchaser contained in this Agreement shall be true in all material respects as of the Closing. The Purchaser shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.

       7.2 GOVERNMENTAL PERMITS AND APPROVALS; CORPORATE AUTHORIZATION. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Purchaser shall have delivered to the Sellers:

            (a) The Certificate of Incorporation of the Purchaser certified by the Secretary of the Purchaser; and

            (b) (i) copies of the Purchaser's resolutions of its Board of Directors authorizing and approving this Agreement and all of the transactions and agreements contemplated hereby and thereby, (ii) the Bylaws of the Purchaser and (iii) the names of the officer or officers of the Purchaser authorized to execute this Agreement and any and all documents, agreements and instruments contemplated herein, all certified by the Secretary of the Purchaser to be true, correct, complete and in full force and effect and unmodified as of the Closing Date.

       7.3 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with the Purchaser which may be required in connection with the performance by the Purchaser of its obligations under such contracts, loan agreements or other agreements after the Closing shall have been obtained.

       7.4 SATISFACTORY BUSINESS REVIEW. The Company and the Sellers shall have in good faith reasonably satisfied themselves, after review of the information provided hereby or in connection herewith, or following any discussions with management or representatives of the Purchaser that none of the information






                                    EX 2.i-17
revealed thereby has resulted in or in the reasonable opinion of the Company or the Sellers may result in a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of the Purchaser.

      7.5 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may in the reasonable opinion of the Company or the Sellers, have a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Purchaser.

      7.6 PURCHASE PRICE. The Sellers shall have received the Initial Purchase Price and the Warrants.

      7.7 SERVICE BUREAU AGREEMENT. At the Closing, the Company shall have entered into a Service Bureau Agreement with TRI for enhanced telecommunications services, network marketing, back office services and internet access services in the form of EXHIBIT B annexed hereto.

      7.8 EMPLOYMENT AGREEMENT. At the Closing, the Purchaser and the Company shall have entered into an Employment Agreement with Lou Zant in the form of EXHIBIT C annexed hereto.

      7.9 CONSULTING AGREEMENT. At the Closing, the Company shall have entered into a Consulting Agreement with Richard E. McFarland (or a newly formed subchapter S corporation of which Richard E. McFarland is the sole shareholder and employee) in the form of EXHIBIT D annexed hereto.

      7.10  PROMISSORY NOTES.  At the Closing:

            (a) The Promissory Note dated on or about October 10, 1996, in the principal amount of $100,000, by and between TRI, as Maker, and the Purchaser's wholly-owned subsidiary, Total World Telecom, Inc., as Payee, shall be canceled and returned to TRI;

            (b) The Promissory Note dated on or about October 4, 1996, in the principal amount of $25,000, by and between TRI, as Maker, and the Purchaser's wholly-owned subsidiary, Total World Telecom, Inc., as Payee, shall be canceled and returned to TRI; and






                                    EX 2.i-18

            (c) The Promissory Note dated on or about September 25, 1996, in the principal amount of $25,000, by and between TRI, as Maker, and the Purchaser's wholly-owned subsidiary, Total World Telecom, Inc., as Payee, shall be canceled and returned to TRI.

                                  ARTICLE VIII

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE SELLERS

      Notwithstanding any right of the Purchaser fully to investigate the affairs of the Company, the Purchaser shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Company and the Sellers contained in this Agreement or in any document delivered to the Purchaser by the Company or the Sellers or any of their representatives at the Closing, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for twelve (12) months following the Closing Date.

                                   ARTICLE IX

                SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF
                                  THE PURCHASER

      Notwithstanding any right of the Company and the Sellers fully to investigate the affairs of the Purchaser, the Company and the Sellers have the right to rely fully upon the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement or in any document delivered to the Company or Sellers by the Purchaser or any of its representatives at the Closing, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for twelve (12) months following the Closing Date.

                                    ARTICLE X

                                 INDEMNIFICATION

      10.1 OBLIGATION OF THE COMPANY AND THE SELLERS TO INDEMNIFY. Subject to the limitations on the survival of representations and warranties contained in
ARTICLE VIII, the Sellers severally hereby agree to indemnify, defend and hold harmless, in proportion to their ownership of the Shares as reflected in






                                    EX 2.i-19

SCHEDULE 1.1, the Purchaser from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) ("LOSS" or "LOSSES") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company or the Sellers contained in this Agreement or in any Schedule; PROVIDED, HOWEVER, that the Sellers shall have no liability under this Agreement (including under this SECTION 10.1) until the aggregate of all Losses exceeds $60,000, and the Sellers shall only be liable for the portion of such Losses exceeding $60,000. The entire liability of Sellers under this Agreement shall not exceed the Initial Purchase Price (and not including consideration paid under ancillary agreements).

      10.2 OBLIGATION OF THE PURCHASER TO INDEMNIFY. Subject to the limitations on the survival of representations and warranties contained in ARTICLE IX, the Purchaser agrees to indemnify, defend and hold harmless the Sellers and the Company from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by the Purchaser and contained in this Agreement or in any Schedule; PROVIDED, HOWEVER, that the Purchaser shall have no liability due to an inaccuracy or breach of a non-payment provision under this Agreement (including under this SECTION 10.2) unless such inaccuracy or breach of a non-payment provision very substantially reduces the value of the Warrants.

      10.3 CLAIMS BY THIRD PARTIES. Promptly after receipt by any party hereto (the "INDEMNITEE") of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "ASSERTED LIABILITY") that may result in a Loss, the Indemnitee shall give notice thereof (the "CLAIMS NOTICE") to the other party or parties (the "INDEMNITOR"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

      10.4 OPPORTUNITY TO DEFEND. Indemnitor may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnitor elects to compromise or defend such Asserted Liability, it shall within fifteen (15) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnitor in the compromise of, or defense against, such Asserted Liability. The Indemnitee may participate at its own expense, in the defense of such Asserted Liability. If Indemnitor elects not to






                                    EX 2.i-20
compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, contests its obligations to indemnify under this Agreement, or at any time fails to pursue in good faith the resolution of any Asserted Liability, in the opinion of Indemnitee, then Indemnitee may, upon ten (10) days' notice to Indemnitor pay, compromise or defend any such Asserted Liability. If the Indemnitor choose to defend any claim, the Indemnitee shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense.

      10.5 EXCLUSIVITY. The provisions of this ARTICLE X shall be the exclusive basis for the assertion of claims by or the imposition of liability on the parties here to arising under or as a result of this Agreement (but not the ancillary agreements annexed hereto); PROVIDED, HOWEVER, nothing herein shall preclude a party from asserting a claim for equitable, non-monetary remedies.

      10.6 LIMITATION. A party shall have no liability under this ARTICLE X unless notice of claim for indemnity shall have been given prior to November 1, 1997.

                                   ARTICLE XI

                             POST-CLOSING COVENANTS

      11.1 AFFIRMATIVE COVENANTS. The Sellers and the Purchaser agree that following the Closing and until the Maximum Amount has been received by the Sellers, the books and records of the Company shall, at the Company's expense, be audited annually by the Purchaser's accountants.

      11.2 NEGATIVE COVENANTS. The Sellers and the Purchaser agree that following the Closing and until January 1, 1998, the Purchaser shall not (and, if applicable, shall cause its affiliates not to), without the written consent of the Sellers:

            (a) terminate Lou Zant's Employment Agreement or relieve him of his duties as President of the Company;

            (b) cause any transactions which could result in sales and/or revenues to the Company to be entered into by another subsidiary of the Purchaser or any other affiliate of the Purchaser;

            (c) cause the Company to sell, convey or otherwise dispose of a material portion of the property, assets or business of the Company;






                                    EX 2.i-21

            (d) merge or consolidate the Company into or with any other corporation, partnership or other entity;

            (e) cause the Company to materially change the business of the Company to a business outside of its present field of endeavor;

            (f) cause the Company to incur indebtedness for borrowed money under any credit facilities to beentered into subsequent to the date hereof; PROVIDED, HOWEVER, that this prohibition shall not apply to indebtedness under any credit facilities of the Purchaser and shall not prevent or restrict the Purchaser from causing the Company to grant a security interest or other lien in its assets, or from guaranteeing the obligations of the Purchaser, to any of the Purchaser's lenders;

            (g) effect any transaction or series of related transactions in which more than 25% of the voting power of the Company is disposed of other than to affiliates of the Purchaser; or

            (h) cause the Company to enter into any transaction with the Purchaser or any affiliate of the Purchaser except in the ordinary course and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than would be obtained in a comparable arms-length transaction with a third-party.

                                   ARTICLE XII

                                  MISCELLANEOUS

      12.1 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

      12.2 NOTICES. Any notice or other communication required or which may given hereunder shall be in writing by a party or by an attorney to a party and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or






                                    EX 2.i-22
sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

            (i)   If to the Purchaser:

                  TOTAL WORLD TELECOMMUNICATIONS, INC.
                  c/o Arnold Salinas
                  1001 Fannin, Suite 300
                  Houston, Texas 77002

                  With a copy to:

                  James M. Schneider, Esq.
                  Atlas, Pearlman, Trop & Borkson, P.A.
                  200 East Las Olas Blvd.
                  Suite 1900
                  Fort Lauderdale, Florida 33301


            (ii)  If to Telecom Resources, Inc.

                  TELECOM RESOURCES, INC.
                  1950 Stemmons Freeway, Suite 2045
                  Dallas, Texas 75207
                  Attention:  Richard E. McFarland

                  With a copy to:

                  P. Weston Musselman, Jr.
                  Jenkens & Gilchrist, P.C.
                  1445 Ross Avenue, Suite 3200
                  Dallas, Texas 75202-2799

         (iii)    If to Zant

                  Louis Zant, III
                  350 Herons Rune Drive No. 508
                  Sarasota, Florida 34232

      Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notice hereunder.

      12.3 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the delivery of the Shares, the Warrants and related transactions, and supersede all prior agreements, written or oral, with respect thereto.





                                    EX 2.i-23

      12.4 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which the claim of any inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

      12.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such State.

      12.6 NO ASSIGNMENT. This Agreement is not assignable except by operation of law.

      12.7 EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein.

      12.8 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      12.9 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.






                                    EX 2.i-24

      12.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall be considered to be but one and the same document.

      12.11 ATTORNEY'S FEES AND COSTS. In connection with any litigation arising out of this Agreement or the parties relationship as contemplated herein, the prevailing party will be entitled to recover all expenses incurred, including reasonable attorney's fees and courts costs and any and all fees in connection with any appellate proceeding occasioned as a result thereof.

      12.12 GENDER. The use of the singular herein shall be deemed to include the plural and the use of the plural shall be deemed to include the singular.

      12.13 ADDITIONAL DEFINITIONS. As used herein "best knowledge" shall include only information actually known to (a) the person in the case of an individual or (b) in the case of a corporation, a current officer who devoted substantive attention to matters of such nature during the ordinary course of his or her employment. "Person" shall include a person, corporation, partnership or other legal entity.

      12.14 SPECIFIC PERFORMANCE. The parties agree that the agreements of the parties hereunder are unique and that the parties will be irreparably harmed in the event this Agreement is not specifically enforced. The parties further agree it is impossible to measure in money the damage which will accrue by reason of a refusal by a party to perform its obligations under this Agreement. Therefore, in the event that any party shall institute any action to enforce the provisions of this Agreement, the parties hereby acknowledge that the other party does not have an adequate remedy at law and that injunctive or other equitable relief will not constitute any hardship on the parties and that this Agreement and the obligations of the parties may be specifically enforced.

      12.15 JURISDICTION. Each of the parties submit to the jurisdiction of any state or federal court sitting in or near Dallas County, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service






                                    EX 2.i-25
on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in SECTION 12.2 above. Nothing in this SECTION 12.15, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


ATTEST                              TOTAL WORLD TELECOMMUNICATIONS, INC.



                                    By:_________________________________________
Secretary                           Name:
                                    Title:

ATTEST                              NETTOUCH COMMUNICATIONS, INC.



                                    By:_________________________________________
Secretary                           Name:
                                    Its: President


ATTEST                              TELECOM RESOURCES, INC.



                                    By:_________________________________________
Secretary                           Name:
                                    Its: President


                                    ____________________________________________
                                    LOU ZANT






                                    EX 2.i-26